July 30, 2001



U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

         Re: Form 8-K of Fields Technologies, Inc. (formerly Park City Group, Inc.) dated July 27, 2001

We have reviewed and agree with the comments in Item 4, insofar as they relate to our firm, of Form 8-K of Fields Technologies, Inc.


Sincerely,

Sorensen, Vance & Company, P.C.